CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We  consent  to the  references  to  our  firm  under  the  captions  "Financial
Highlights" in the Prospectus and "Reports to Shareholders," "Independent Auditors" and "Financial Statements" in the Statement of Additional Information in Post-Effective Amendment Number 5 to the Registration Statement (Form N-1A No. 33-62872) of Neuberger&Berman Income Trust, and to the incorporation by reference of our reports dated December 2, 1996 on the Neuberger&Berman Limited Maturity Bond Trust and Neuberger&Berman Ultra Short Bond Trust, and on Neuberger&Berman Limited Maturity Bond Portfolio and Neuberger&Berman Ultra Short Bond Portfolio, included in the 1996 Annual Report to Shareholders of Neuberger&Berman Income Trust.



                                                         /s/ Ernst & Young LLP
                                                         ---------------------
                                                         ERNST & YOUNG LLP

Boston, Massachusetts
January 28, 1997